Exhibit 99.1

My Size Provides Business Update and Reports Results for the Second Quarter of 2019

Reports successful deployment of MySizeID with leading global retailers and apparel companies

Airport City, Israel, August 9, 2019 – My Size, Inc. (the "Company" or "My Size") (NASDAQ: MYSZ) (TASE: MYSZ), the developer and creator of smartphone measurement solutions, today provided a business update for the second quarter ended June 30, 2019.

Ronen Luzon, CEO of My Size, Inc., stated, “We continue to aggressively penetrate the retail market with MySizeID, a turnkey measurement solution. In July, we announced that we signed a license agreement for MySizeID with Penti, Turkey's leading multi-category retail fashion underwear brand. We consider this to be a major accomplishment since Penti is a global brand with an estimated total of 550 retail stores in more than 35 countries. Additionally, during the quarter we announced that we have successfully integrated and launched the MySizeID smart measurement solution software development kit (SDK) for DeMoulin, the oldest and largest manufacturer of music performance group apparel in the world. We believe that the specialist uniforms market represents a significant opportunity for MySizeID since it is very custom and requires wearers to submit their own measurements in order for their uniforms to be appropriately tailored, which can lead to sizing mistakes and a significant financial burden for the apparel companies that have to then process returns. We are also proceeding with the global integration of MySizeID into the e-commerce platform of one of the largest apparel companies in the world, which has since been expanded worldwide. We look forward to providing further updates as this important pilot unfolds.”

“We also executed agreements with a number of additional retailers either directly or through our recently announced collaboration with Shopify and Lightspeed. The Shopify platform powers over 800,000 businesses in approximately 175 countries, and Lightspeed’s point-of-sale solution processed over $13 billion in gross transactions in 2018 alone. We look forward to aggressively leveraging these relationships, both of which represent potentially meaningful and highly scalable sources of reoccurring revenue as we continue to ramp up.”

“At the same time, we continue to enhance our technology platform. We recently announced new functionality that enables consumers to accurately measure their bra and cup size. This new application was piloted by leading retailers in the U.S. and Europe, and we remain on track for the full release in the third quarter of 2019. The global bra market is expected to exceed $34 billion by 2026, yet is plagued by inconsistent and varied sizing charts across manufacturers. Our technology allows customers to get their correct band and cup size before placing orders, which represents a win-win solution for both the manufacturer and customer.”

“It is important to note that as we rollout MySizeID to major retailers and apparel companies, there is a lead time for new customers to ramp up before we can recognize revenue. This lead time varies between customers, especially when the customer is a tier 1 retailer, where the integration process may take longer. Generally, first we integrate MySizeID into a customer’s online platform, which is followed by piloting and implementation, and, assuming we are successful, commercial roll-out, all of which takes time before we expect it to impact our financial results in a meaningful way. While we expect to begin generating initial sales revenue in the upcoming quarters, to a large extent, the degree to which we will recognize revenue will depend on the success of our market penetration and the extent to which MySizeID is adopted and utilized. Importantly, the feedback thus far has been extremely positive. As a result, we remain encouraged by the outlook for the business.”

“We continue to expand our focus beyond the apparel vertical. We recently announced that BoxSize has been approved for Honeywell’s global vendor program and is now available to provide highly accurate mobile measurement solutions for thousands of Honeywell clients around the world, while providing solutions for Honeywell’s mobile computers and data capture products. We believe this is an important validation of our measurement solution which allows us to directly integrate our software with Honeywell hardware to help distribution and logistics centers increase operational efficiency throughout a package’s lifecycle. Through our innovative solution, customers are able to measure the volume of boxes, crates, containers, and more through a simple movement from their hand-held device. We are also continuing to make progress with Katz Corporation, one of the largest package delivery companies in Israel, as they have started rolling out BoxSize within the organization They have installed BoxSize in mobile devices that are used by 550 employees in seven centers across Israel that measure more than 5 million packages annually and have begun the deployment of our technology which has resulted in improved operational efficiency within the company.”

Second Quarter 2019 Financial Highlights:

Revenues for the three months ended June 30, 2019 were $5,000 compared to none for the three months ended June 30, 2018. The increase from the corresponding period primarily resulted from a new license agreement.

Research and development expenses for the three months ended June 30, 2019 were $379,000 compared to $231,000 for the three months ended June 30, 2018. The increase primarily resulted from the hiring of new employees and expenses associated with share-based payments to our employees.

Marketing, general and administrative expenses for the three months ended June 30, 2019 were $1.2 million compared to $720,000 for the three months ended June 30, 2018. The increase was mainly due to an increase in share-based payment expenses of employees, professional services expenses and marketing expenses.

Financial income, net for the three months ended June 30, 2019 amounted to $197,000 compared to financial income, net of $2,542,000 for the three months ended June 30, 2018. The decrease compared to the corresponding period was mainly due to income of $173,000 for the three months ended June 30, 2019 from the change in fair value of warrants compared to an income of $2.0 million for the three months ended June 30, 2018.

Net loss for the three months ended June 30, 2019 was $1.4 million, compared to net income of $1.6 million for the three months ended June 30, 2018.

A copy of the Company’s quarterly report on Form 10-Q has been filed with the Securities and Exchange Commission and posted on the Company’s website at https://ir.mysizeid.com.

About My Size, Inc.

My Size, Inc. (TASE: MYSZ) (NASDAQ: MYSZ) has developed a unique measurement technology based on sophisticated algorithms and cutting-edge technology with broad applications including the apparel, e-commerce, DIY, shipping and parcel delivery industries. This proprietary measurement technology is driven by several algorithms which are able to calculate and record measurements in a variety of novel ways. To learn more about My Size, please visit our website: www.mysizeid.com. We routinely post information that may be important to investors in the Investor Relations section of our website. Follow us on Facebook, LinkedIn, Instagram and Twitter.

Please click here for a demonstration of how MySizeID provides a full sizing solution for the retail industry.

Register here for a one-month free trial of MySizeID solution for your online store.

Please click here to download MySizeID for iOS.

Please click here to download MySizeID for Android.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Israel Press Contact:

Yaniv Leibovich

Leibovich Media
yanivleib@gmail.com

+972-54-444-0326

U.S. Press Contact:

5W Public Relations

mysizeid@5wpr.com

IR Contact:

Crescendo Communications, LLC
Tel: +1 212-671-1020

Email: MYSZ@crescendo-ir.com